Exhibit 99.1


    SUNWIN INTERNATIONAL NEUTRACEUTICALS COMPLETES $875,000 EQUITY FINANCING


FORT LAUDERDALE, Fla.--(BUSINESS WIRE) - April 14, 2005--Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN), an industry leader in distribution and manufacturing of Chinese herbs, veterinary medicines and low calorie natural sweetener (Stevia) in China, announced today that on April 12, 2005, the company completed an $875,000 equity financing. The offering, which was oversubscribed, was sold to 12 accredited investors including four institutional investors. The proceeds will be used for Stevia production and general working capital purposes.

Dongdong Lin, CEO of Sunwin, noted, "We continue to achieve record growth in our core business segments, while improving our profitability and strengthening our balance sheet. This additional investment capital will allow Sunwin to explore acquisitions which will be accretive to our organization. As we look ahead to the next fiscal year, we are very optimistic about our prospects; demand continues to accelerate for Stevia. Sunwin has the financial backing, medical research expertise, and proven management team needed to execute on its growth plan. Overall, we expect to achieve record revenue and net profit growth for the full year 2006."

About Sunwin International Neutraceuticals, Inc.

Sunwin International Neutraceuticals, Inc. ("Sunwin") is engaged in the areas of essential traditional Chinese medicine, 100% organic herbal medicine, neutraceutical products, natural sweetener (Stevia), and animal medicine prepared from 100% organic herbal ingredients. As an industry leader in agricultural processing, Sunwin has built an integrated global firm with the sourcing and production capabilities o meet the needs of consumers throughout the world. Sunwin also makes such value-added products as specialty veterinary food ingredients and specialty feed ingredients. The Sunwin family works closely with consumers to provide a quality, value, and a hybrid mix of agricultural products and services that meet growing demand. In 2002, Sunwin was recognized as one of the first 2,000 state-level companies that China authorized as the most important, innovative high-tech pioneer businesses by the Chinese central government. Sunwin was awarded as one of 2002's state-level biological product manufacturers in China. In 2003, Sunwin ranked as one of the top 50 companies of China's Animal Related Health Care Product Pharmaceutical Industry. In 2003, Sunwin received an award of Shandong's Top-Ten Innovative, High-Tech Businesses by the Province Government of Shandong. For more information about Sunwin, please visit http://www.sunwin.biz

Safe Harbor Statement

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions - especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Contact:

Pacific Rim Partners for Sunwin International
Phone: 954-724-2944
Fax: 954-724-7364
Email: PacificRimPartners@comcast.net